Exhibit 5.1

Sullivan & Worcester llp 1633 Broadway New York, NY 10019	212 660 3000 sullivanlaw.com

February 1, 2024

Lipella Pharmaceuticals Inc.

7800 Susquehanna St., Suite 505

Pittsburgh, PA 15208

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (as amended from time to time, the “Registration Statement”), filed by Lipella Pharmaceuticals Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on February 1, 2024, which Registration Statement, including the base prospectus contained therein (the “Prospectus”) relating to the registration for offering and sale from time to time (i) by the Company of an indeterminate number of the following securities of the Company, with an initial aggregate maximum offering price of up to $50,000,000: (A) shares (the “Common Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (B) shares (the “Preferred Shares”) of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”), (C) debt securities, which may be offered as senior or subordinated and may be convertible into Common Stock or other securities of the Company in any combination thereof (the “Debt Securities”), which may be issued pursuant to a note purchase agreement or an indenture to be dated on or about the date of the first issuance of the Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as an exhibit to a post-effective amendment, Current Report on Form 8-K incorporated by reference into the Registration Statement or a Prospectus Supplement (as defined below), as such note purchase agreement may be supplemented from time to time (the “Note Purchase Agreement”) or as such indenture may be supplemented from time to time (the “Indenture”), (D) warrants to purchase shares of Common Stock, Preferred Stock or other securities of the Company in any combination thereof offered pursuant to and described in the Prospectus (the “Warrants”) issued pursuant to one or more warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (each, a “Warrant Agent”) and the Company, in the forms to be filed as exhibits to a post-effective amendment, Current Report on Form 8-K incorporated by reference into the Registration Statement or a Prospectus Supplement (each, a “Warrant Agreement”); (E) subscription rights to purchase shares of Common Stock, Preferred Stock or other securities of the Company in any combination thereof offered pursuant to and described in the Prospectus (the “Subscription Rights”), which such subscription rights may be offered separately or together with one or more additional rights, or such other securities, or in any combination of such securities in the form of Units (as defined below); and (F) units comprising shares of Common Stock and/or one or more of the other securities described in (A)-(E) above (the “Units” and together with the Common Shares, Preferred Shares, the Debt Securities, the Warrants and the Subscription Rights, the “Securities”) issued pursuant to one or more unit agreements in the forms to be filed as exhibits to a post-effective amendment, Current Report on Form 8-K incorporated by reference into the Registration Statement or a Prospectus Supplement (each, a “Unit Agreement”). The Prospectus may be amended from time to time in connection with one or more post-effective amendments to the Registration Statement, and the Prospectus provides that it will be supplemented in the future by one or more prospectus supplements in connection with an offering of Securities (each, a “Prospectus Supplement”).

BOSTON    LONDON    NEW YORK    TEL AVIV    WASHINGTON, DC

We are acting as special counsel to the Company in connection with the Registration Statement and the Prospectus. In connection with this opinion, we have examined and relied upon the originals or copies certified or otherwise identified to our satisfaction of (i) the Company’s second amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), (ii) the Company’s second amended and restated by-laws (the “Bylaws”), and (iii) the Registration Statement and the Prospectus, including all exhibits filed therewith, and have also examined and relied upon minutes of meetings and/or resolutions of the board of directors of the Company as provided to us by the Company and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In addition to the foregoing, we have relied as to matters of fact upon the representations made by the Company and its representatives. In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, the legal competence of all signatories to such documents and that each signatory to such document has or will have sufficient legal capacity to execute such document. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

With respect to our opinions as to the Common Stock and Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock and shares of Preferred Stock are authorized, designated (if applicable) and available for issuance and that the consideration for the issuance and sale of the Common Stock or Preferred Stock (or other Securities convertible into, or exercisable for, Common Stock or Preferred Stock, as applicable) is in an amount that is not less than the par value of the Common Stock or the Preferred Stock, respectively. We have also assumed that with respect to Securities being issued upon conversion of any Preferred Stock; the applicable convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable. We have also assumed that any Warrants offered under the Registration Statement, and the related Warrant Agreement, will be executed in the forms filed as exhibits to a post-effective amendment, Current Report on Form 8-K incorporated by reference into the Registration Statement or a Prospectus Supplement. We have also assumed that with respect to any Securities being issued upon conversion or exercise of any Warrants or other Securities, the Warrants and other applicable Securities will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

With respect to our opinion as to the Subscription Rights and the Units, we have assumed that, at the time of issuance and sale, there are a sufficient number of Securities available for issuance and that the consideration for the issuance of the particular Securities underlying the sale of the Subscription Rights or the Units is in an amount that is not less than the par value of such underlying Securities.

Our opinions set forth below with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

Our opinion herein is expressed solely with respect to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.	With respect to the Common Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) thereto required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the then-operative Certificate of Incorporation, including, without limitation the authorization thereunder of a sufficient number of shares of Common Stock, and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

2.	With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) thereto required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Preferred Stock do not violate any applicable law, are in conformity with the then-operative Certificate of Incorporation, including, without limitation the authorization thereunder of a sufficient number of shares of Preferred Stock, and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

3.	With respect to any series of Debt Securities issued under a Note Purchase Agreement or Indenture, and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) any applicable Note Purchase Agreement or Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) any applicable Note Purchase Agreement or Indenture in substantially the form filed as an exhibit to a post-effective amendment, Current Report on Form 8-K incorporated by reference into the Registration Statement or a Prospectus Supplement has been duly executed and delivered by the Company and the other parties thereto; (iv) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Note Purchase Agreement or Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the then-operative Certificate of Incorporation and Bylaws, and so as to comply with any requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company and (vi) the Debt Securities have been duly executed and delivered by the Company and, if applicable, authenticated by the Trustee pursuant to the Note Purchase Agreement or the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Note Purchase Agreement or the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	With respect to the Warrants to be issued under the Warrant Agreements and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) any applicable Warrant Agreement has been duly authorized by the Company and the applicable Warrant Agent by all necessary corporate action; (iii) any applicable Warrant Agreement has been duly executed and delivered by the Company and the applicable Warrant Agent and the terms of the Warrant Agreement have been established in accordance with applicable law; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with any applicable Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the then-operative Certificate of Incorporation and Bylaws, and so as to comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the applicable Warrant Agent pursuant to any applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	With respect to the Subscription Rights offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Subscription Rights have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the Subscription Rights and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; (iv) the issuance and terms of the Subscription Rights have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Subscription Rights and of their issuance and sale have been duly established in conformity with the applicable agreement(s) so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Subscription Rights have been duly executed and delivered by the Company and delivered against payment therefor, then the Subscription Rights, when issued and sold in accordance with the applicable agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.	With respect to the Units offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Units have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of Units and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; (iv) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable agreement(s) so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Units have been duly executed and delivered by the Company and delivered against payment therefor, then the Units, when issued and sold in accordance with the applicable agreement(s) and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished in connection with the filing of the Registration Statement and the Prospectus and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference t o our name as it appears under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP